SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       Form 8-K
                                    CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): December 5, 1997


                                    Acap Corporation
                (Exact name of registrant as specified in its charter)


          State or other jurisdiction of incorporation:     Delaware
          Commission File Number:  0-14451
          IRS Employer Identification Number:     25-1489730

          Address of principal executive offices: 10555 Richmond Avenue
                                                  Houston, Texas 77042

          Registrant's telephone number:     (713) 974-2242

          Item 5.  Other Events.

          On December 5, 1997, American Capitol Insurance Company ("American Capitol"), the wholly-owned subsidiary of the registrant, Acap Corporation ("Acap"), entered an agreement in principle to (1) coinsure a portion of the existing individual life insurance business of Universal Life Insurance Company ("Universal") and (2) enter a service contract with Universal whereby American Capitol will provide specified administrative services related to the coinsured business. The transaction is subject to development and execution of a coinsurance agreement and a service contract acceptable to both parties. American Capitol anticipates that, should the transaction close, the coinsured business would be retroceded to another life insurance company, with American Capitol retaining the administration of the policies. The business that is the subject of the agreement in principle consists of over 300,000 policies with aggregate reserves in excess of $50 million. The agreement in principle contemplates a December 31, 1997 effective date.

          At September 30, 1997, Acap s subsidiaries administered approximately 100,000 policies with aggregate reserves of $91 million.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACAP CORPORATION




                                             By /s/John D. Cornett
                                                --------------------------
                                                John D. Cornett, Treasurer


          Date:     December 9, 1997